SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 21, 2003 (June 23, 2003)


                                  CRESTED CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Colorado                    0-8773                 84-0608126
------------------------------     ---------------     -------------------------
 (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File No.)           Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                                 82501
--------------------------------------------------     -------------------------
     (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.  OTHER EVENTS

     GENERAL On June 23, 2003, the registrant's subsidiary Rocky Mountain Gas, Inc. ("RMG"); CCBM, Inc. ("CCBM"), and its parent company Carrizo Oil & Gas, Inc.; and seven affiliates of Credit Suisse First Boston Private Equity (the "CSFB Parties") signed and closed agreements for a transaction with Pinnacle Gas Resources, Inc. ("Pinnacle"), a new-organized Delaware corporation. The transaction is: (1) the contribution to Pinnacle by RMG and CCBM, of all of their ownership of a portion of the coalbed methane ("CBM") properties owned by RMG and CCBM, in exchange for common stock and options to buy common stock in Pinnacle; and (2) $17.64 million of cash funding to Pinnacle by the CSFB Parties for common stock of Pinnacle, series A preferred stock of Pinnacle, and warrants to purchase series A preferred stock of Pinnacle. RMG's ownership in Pinnacle's common stock presently is 37.5%. RMG's ownership of Pinnacle on a fully-diluted basis will change if the CSFB Parties fund subsequent capital requests from Pinnacle and/or exercise their warrants to buy equity in Pinnacle, and/or if RMG and/or CCBM exercise their options to buy equity in Pinnacle, or other events occur. See the discussion under Pinnacle Equity Transaction below.

     Immediately following, and in connection with, the transaction, Pinnacle acquired additional producing and non-producing CBM properties located in the Powder River Basin of Wyoming from Gastar Exploration, Ltd. ("Gastar," TSE:
"YGA.TO"), referred to below as the "Gastar acquisition."

     The transaction and the follow-on Gastar acquisition provide (1) Pinnacle the funded opportunity to explore and develop the contributed and acquired assets, and to acquire and explore, and if warranted develop, additional CBM properties in Wyoming and Montana; and (2) RMG (through its ownership interest in Pinnacle) the basis for participation in the continued development of the contributed assets and assets which may be acquired by Pinnacle in the future.

     RMG now has interests in approximately 320,000 gross acres of CBM properties: (A) Approximately 189,000 acres in the Castle Rock, Oyster Ridge, and Baggs properties, which were not contributed to Pinnacle; these properties are leased directly by RMG (and by its industry partner CCBM, Inc.), and operated by RMG; and (B) approximately 131,000 acres (including the 38,000 acres in the Gastar acquisition); these properties are leased directly (and operated) by Pinnacle.

     RMG is a majority-owned subsidiary of U. S. Energy Corp. ("USE") and a minority-owned subsidiary of Crested Corp. ("Crested" or the registrant). CCBM is a wholly-owned subsidiary of Carrizo Oil & Gas, Inc. ("Carrizo", NASDAQ:
"CRZO"). Carrizo, CCBM and RMG had entered into an agreement in July 2001 for CCBM to buy a 50% interest in, and fund exploration and development of, RMG's CBM properties then owned and to be acquired. Prior to and in connection with the Pinnacle transaction, CCBM paid RMG approximately $1.9 million cash to complete its purchase of 50% of RMG's contributed CBM properties, thus enabling CCBM to contribute its interests in the CBM properties to Pinnacle as having been fully paid for. See "Continuing Operations of RMG, Continuing Agreement with CCBM, and the AMI Agreement" below.

     The reclassification of investments in CBM properties resulting from the transaction with Pinnacle will be reflected in the balance sheet to be filed with the financial statements of the registrant to be included in the Form 10-Q for the six months ended June 30, 2003.


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     PINNACLE EQUITY TRANSACTION

     Pinnacle is authorized to issue common stock (100 million shares, $0.01 par value) and 100 million shares of preferred stock ($0.01 par value). Pinnacle has established series A preferred stock with the following provisions: Liquidation preference of $100.00 per share; 10.5% compounded cumulative annual dividend (12.5% after July 1, 2010); redeemable at Pinnacle's option after July 1, 2004 at a premium declining to par after July 1, 2009 (mandatory redemption if there is a change in control of RMG or CCBM); and with voting rights (a) pari passu with the common stock on regular matters, and (b) as a separate class, to authorize changes in the series A preferred stock, to authorize issuance of stock senior to or in parity with the series A preferred stock, to approve any reorganization or merger of Pinnacle, to approve Pinnacle's sale of substantially all its assets, and similar matters.

     Pinnacle board of directors will have eight directors (two each from RMG and CCBM, and four from the CSFB Parties).

     The chart summarizes (a) the contributions made by the parties to the transaction at the closing, and (b) the subsequent contributions which would be made by the CSFB Parties in response to a future capital call from Pinnacle.

                                            Equity in Pinnacle                Equity Rights in Pinnacle
      Parties     Contribution        Common Stock      Series A Stock    Warrants(1)  Options Common Stock(2)
      -------     ------------        ------------      --------------    --------     --------------------

      RMG         All CBM             75,000 shares              -0-           -0-          30,000 shares
                  properties
                  (except Castle
                  Rock and Oyster
                  Ridge)

      CCBM        All CBM             75,000 shares              -0-           -0-          30,000 shares
                  properties
                  (except Castle
                  Rock and Oyster
                  Ridge)

      CSFB        $17,640,000         50,000 shares     130,000 shares       130,000             -0-
      Parties

      CSFB        $11,760,000(3)                        120,000 shares       120,000             -0-
      Parties

      --------------------

      (1)     At $100 per share of common stock.
      (2) Options to buy common stock at $100.00 per share, as increased by 10% per annum compounded quarterly for the first 15,000 shares, and 20% for the second 15,000 shares.
      (3) Commitment to fund subsequent capital requests from Pinnacle, not more than $11,760,000, if made prior to July 1, 2004, for development work on CBM wells, or (if approved by CSFB Parties) a property acquisition. The commitment price is $980,000 for each 10,000 shares of series A stock (coupled with warrants to purchase 10,000 shares of common stock, exercisable at $100 per share).


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



     The property contributions made by RMG and CCBM to Pinnacle are intended to constitute transfers under section 351(a) of the Internal Revenue Code of 1986, as amended. RMG is continuing its business activities in CBM on its own account separate from the transaction. RMG has significant CBM properties which were not contributed to Pinnacle. For accounting purposes, the transaction will be treated as a reclassification of a portion of RMG's investments in CBM. RMG has continuing representation on Pinnacle's board of directors.

     Sanders Morris Harris Inc. ("SMH") of Houston, Texas acted as financial advisor to RMG on the transaction. For its services in connection with the transaction and the Gastar acquisition, SMH will be paid $650,000 by Pinnacle. As additional compensation for SMH's services, USE has issued to SMH 50,000 restricted shares of common stock of USE and warrants to purchase (until June 30, 2006) another 50,000 restricted shares of common stock (at $5.00 per share). SMH will not receive any equity or equity rights in Pinnacle in connection with the transaction or the Gastar acquisition.

     GASTAR ACQUISITION

     With proceeds from the CSFB financing, Pinnacle acquired from Gastar approximately 50% of Gastar's working interest in existing producing and non-producing CBM leases which include 95 producing CBM wells currently in the early stages of dewatering (some of these wells are producing, at a combined gross rate of approximately 2 MMcfd (million cubic feet per day)) and approximately 36,529 gross acres prospective for CBM development. The majority of the leases are either part of or located adjacent to the producing "Bobcat" property; RMG and CCBM contributed to Pinnacle (in the transaction) all of RMG's and CCBM's interests in the Bobcat property. The Bobcat property interests contributed by RMG was the only producing CBM property held by RMG.

     For the approximate 50% working interest in the CBM leases acquired from Gastar, Pinnacle paid Gastar approximately $6.2 million and Pinnacle agreed to fund up to $14.5 million of future drilling and development costs on behalf of Gastar and Pinnacle prior to December 31, 2005, on the acreage contributed by Gastar to Pinnacle. This drilling and development work will be done under terms of an earn-in joint venture agreement signed between Pinnacle and Gastar.

     CONTINUING OPERATIONS OF RMG, CONTINUING AGREEMENT WITH CCBM, AND THE AMI AGREEMENT

     RMG is continuing its CBM business activities. RMG has retained ownership, with CCBM, of the Castle Rock, Oyster Ridge, and Baggs projects, totaling about 189,000 gross acres. RMG and CCBM will continue conducting exploration and development activities on these properties as well as actively pursuing other potential acquisitions. Presently there are no agreements in place to acquire other properties.

     The Bobcat property was the only property held by RMG which had proved reserves and production of coalbed methane gas. Bobcat was transferred to Pinnacle Gas Resources, Inc. Therefore, RMG presently has no proved reserves of coalbed methane, and no longer is receiving revenues from sale of coalbed methane. The Bobcat reserves and production are held and received by Pinnacle, and RMG owns an equity stake in Pinnacle.

     With modifications due to the transaction with Pinnacle, RMG and CCBM are continuing their July 2001 agreement for CBM acquisitions and exploration in Wyoming and Montana. CCBM paid RMG approximately $1.9 million for CCBM's outstanding purchase obligations on CCBM's interests in the

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



CBM properties it contributed to Pinnacle in the transaction with the CSFB Parties. The $1,180,075 balance of CCBM's original purchase obligation is to be paid in monthly installments of $52,804.82 through November 2004 and a balloon payment on December 31, 2004.

     In connection with the transaction with Pinnacle, RMG and Pinnacle signed a transition services agreement, for Pinnacle to pay RMG to assist in setting up operational accounting and management systems for Pinnacle through December 2003. The agreement may be renewed after December 31, 2003 on a quarterly basis.

     Also in connection with the transaction, RMG, CCBM, Carrizo, USE and the CSFB Parties signed an area of mutual interest ("AMI") agreement: Until June 23, 2008, Pinnacle has the right to acquire from the other parties up to 100% of any interest in oil and gas leases, or interests therein or mineral interests or rights to acquire same, which the other parties acquire, at the same price paid or payable by the other parties, within the Powder River Basin in Montana and Wyoming (excluding most of Powder River County, Montana). The existing AMI agreement between CCBM and RMG from July 2001 is superseded by the new AMI agreement, except for areas outside the new AMI agreement territory.

     FORWARD LOOKING STATEMENTS This report includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements in this report, other than statements of historical fact, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial statements of business acquired. Not applicable.

     (b)   Pro forma financial information. Not applicable.

     (c) Exhibits. The Contribution and Subscription Agreement, to which RMG, CCBM, the CSFB Parties and Pinnacle are parties, is filed as an exhibit to this report.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CRESTED CORP.



Dated:  July 21, 2003                       By:   /s/  Robert Scott Lorimer
                                                 -------------------------------
                                                 Robert Scott Lorimer,
                                                 Chief Financial Officer



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